EXHIBIT 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

CONTINUING WEAK MARKET, INCREASED PROVISION FOR

INCOME TAX EXPENSE CONTRIBUTED TO 3Q LOSS FOR NAVISTAR

Company Still Sees Solid Profitability for Fiscal 2009 with Significant 3Q Market Share

Gains, Operating Costs Down, Cash Balances Up and Expansion Plans on Target

•	Manufacturing Segment Profit of $110 million for 3Q

•	Fiscal year 2009 guidance set at $4.95 to $5.25 per diluted share, including the effects of the Ford settlement

•	2009 industry volumes expected at 165,000 to 185,000 units

WARRENVILLE, Ill. (Sept. 9, 2009) – Confronted by hard economic conditions and the worst truck market since 1962, Navistar International Corporation (NYSE: NAV) today reiterated the company will be profitable for its fiscal year ending Oct. 31, 2009, despite reporting a loss for the third quarter ended July 31, 2009.

“While we are lowering our guidance, we still expect to be strongly profitable at $4.95 to $5.25 per share and I am encouraged by the results of the company and our commitment to generate positive results for our shareholders during these challenging economic times,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “The third quarter is traditionally our most challenging quarter, but we remain focused on the long-term success of the company. Therefore, we elected not to implement drastic short-term cost cutting actions that would have impacted our ability to deliver long-term results.”

Manufacturing segment profit was $110 million and $604 million, including the impacts of the Ford settlement, net of related charges, for the third quarter and first nine months of 2009, respectively, compared with $473 million and $881 million in the year-ago periods. Due to changes in production schedules between foreign entities, improved results in foreign operations, and other special items, the company has revised its full-year tax estimates, resulting in a $30 million charge in the third quarter.

Navistar reported a net loss for the current third quarter of $12 million, equal to $0.16 per diluted share, including increased provisions for income taxes, on $2.51 billion in revenues, compared with net income of $331 million, equal to $4.47 per diluted share, on $3.95 billion in revenues in the third quarter a year ago. Included in the results is the impact of the asset acquisition of the recreational vehicle (RV) manufacturing business of Monaco Coach Corporation, which resulted in an extraordinary gain of $23 million, or $0.33 per diluted share, in the third quarter. The gain is a result of the company being able to acquire the RV inventories out of bankruptcy and the effects of purchase accounting with the fair value of the acquired assets.

For the nine months ended July 31, 2009, the company demonstrated solid progress in its business strategy by delivering net income of $234 million, equal to $3.27 per diluted share, on revenues of $8.28 billion, including the impact of the Ford settlement and related charges, compared with net income of $477 million, equal to $6.52 per diluted share, on revenues of $10.85 billion in the same period a year ago.

Navistar reported manufacturing cash balances on July 31, 2009, of $751 million compared with $594 million in the prior quarter ended April 30, 2009. Cash flow from operations was positive, as were the net effect of other changes, including working capital, offset by capital investments and the purchase of Monaco. The company continues to project manufacturing cash balances ranging from $700 million to $800 million by year end.

Based on projections for increased income tax expenses and its forecast for the remainder of the year, Navistar lowered its guidance for net income for its fiscal year ending Oct. 31, 2009, to a revised range of $182 million, or $2.55 per diluted share, to $207 million, or $2.85 per diluted share, excluding the Ford settlement and related charges. Including the impact of the Ford settlement, net of related charges, earnings should be in the range of $4.95 to $5.25 per diluted share.

The company continues to project that total truck industry retail sales volume for Class 6-8 trucks and school buses in the United States and Canada for the fiscal year ending Oct. 31, 2009, will total between 165,000 and 185,000 units. Industry volumes reached a recent high of 454,700 units in 2006 due to accelerated purchases of trucks (“pre-buy”) in anticipation of higher prices due to stricter emissions standards imposed by the Environmental Protection Agency in 2007. However, the industry is anticipating only a minimal pre-buy in 2009 ahead of 2010 emissions requirements. For 2010, the company anticipates that industry volumes will be in the range of 175,000 to 215,000 units.

Continuing on its path to meet the latest emissions requirements through its advanced EGR (exhaust gas recirculation) MaxxForce® engines, the company said it is on track with its 2010 engine testing and will be prepared for a successful engine launch in the months ahead.

Navistar continues to invest in product leadership and remains focused on key growth initiatives that drive business value. The third quarter of 2009 saw the advancement of the company’s 2010 emissions approach with the certification by the California Air Resources Board (CARB) and its plan to develop and manufacture an all-electric vehicle through its strategy of leveraging what the company has and what others have built. This period also saw the launch of several new products, such as the International® Husky Tactical Support Vehicle for the U.K. Ministry of Defense, and the progression of several initiatives that the company believes will be key contributors to its future success.

Segment Results

Truck—For the third quarter ended July 31, 2009, the truck segment reported a segment loss of $28 million, compared with segment profit of $417 million in the year-ago period, which included major U.S. military sales as part of our Mine Resistant Ambush Protected (MRAP) vehicle program. Navistar increased its traditional market share across most classes during the third quarter and first nine months ended July 31, 2009. The market share of its Class 8 heavy duty vehicle has been bolstered by a 10 percentage point growth in the third quarter and an 8 percentage point growth in the nine months, compared to the same periods in 2008. The increases are primarily driven by the growing popularity of the most fuel efficient Class 8 truck on the road—the International® ProStar®, the continued purchase of trucks by larger fleets and U.S. military procurements.

Engine—Despite lagging engine unit volumes, the Engine segment delivered a $45 million segment profit in the 2009 third quarter, including a one-time gain on the change in equity ownership in Blue Diamond Parts, compared with a year-ago third quarter segment profit of $5 million. The impacts of the global economic climate resulted in limited demand for diesel engines and are being mitigated by actions taken to reduce the segment’s selling, general and administrative expenses. Total engine unit volumes declined by 15,700 units in the third quarter and 89,200 units in the first nine months of 2009.

Parts—Strengthened by continued strong sales to the U.S. military, the Parts segment reported an third quarter segment profit of $93 million, an increase of 82 percent, on sales totaling $491 million, compared with a segment profit of $51 million on sales of $444 million in the year-ago quarter.

Financial Services—The financial services segment made progress on its strategy to renew Navistar Financial Corporation’s (NFC) maturing facilities by completing the renewal of a $650 million dealer floor plan funding facility. The segment continues to demonstrate quarter-over-quarter improvements as it delivered a segment profit of $20 million in the latest quarter, compared with a segment loss of $1 million in the year-ago period.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008 as modified by Item 1A, Risk Factors of our Form 10-Q for the third quarter ended July 31, 2009, which was filed on September 9, 2009 . Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2009	2008	2009	2008
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$2,433	$3,876	$8,069	$10,589
Finance revenues	73	75	215	265

Sales and revenues, net	2,506	3,951	8,284	10,854

Costs and expenses
Costs of products sold	2,119	3,052	6,737	8,715
Restructuring charges	—	—	55	—
Selling, general and administrative expenses	309	386	985	1,071
Engineering and product development costs	101	108	339	289
Interest expense	56	88	206	357
Other income, net	(56)	(6)	(232)	(11)

Total costs and expenses	2,529	3,628	8,090	10,421
Equity in income of non-consolidated affiliates	25	18	56	63

Income before income tax, minority interest, and extraordinary gain	2	341	250	496
Income tax expense	30	10	32	19

Income (loss) before minority interest and extraordinary gain	(28)	331	218	477
Minority interest in net income of subsidiaries, net of tax	(7)	—	(7)	—

Income (loss) before extraordinary gain	(35)	331	211	477
Extraordinary gain, net of tax	23	—	23	—

Net income (loss)	$(12)	$331	$234	$477

Basic earnings (loss) per share:
Income (loss) before extraordinary gain	$(0.49)	$4.68	$2.98	$6.78
Extraordinary gain, net of tax	0.33	—	0.33	—

Net income (loss)	$(0.16)	$4.68	$3.31	$6.78

Diluted earnings (loss) per share:
Income (loss) before extraordinary gain	$(0.49)	$4.47	$2.95	$6.52
Extraordinary gain, net of tax	0.33	—	0.32	—

Net income (loss)	$(0.16)	$4.47	$3.27	$6.52

Weighted average shares outstanding
Basic	70. 8	70.8	71.0	70.5
Diluted	70. 8	74.0	71.7	73.3

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	July 31, 2009	October 31, 2008
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$821	$861
Marketable securities	—	2
Trade and other receivables, net	661	1,025
Finance receivables, net	1,512	1,789
Inventories	1,731	1,628
Deferred taxes, net	75	75
Other current assets	172	155

Total current assets	4,972	5,535
Restricted cash and cash equivalents	507	557
Trade and other receivables, net	37	31
Finance receivables, net	1,598	1,948
Investments in and advances to non-consolidated affiliates	46	156
Property and equipment (net of accumulated depreciation and amortization of $1,749 and $1,603, at the respective dates)	1,527	1,501
Goodwill	306	297
Intangible assets (net of accumulated amortization of $92 and $75, at the respective dates)	260	232
Deferred taxes, net	41	41
Other noncurrent assets	90	92

Total assets	$9,384	$10,390

LIABILITIES, REDEEMABLE EQUITY SECURITIES, AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$2,063	$665
Accounts payable	1,567	2,027
Other current liabilities	1,162	1,183

Total current liabilities	4,792	3,875
Long-term debt	3,144	5,409
Postretirement benefits liabilities	1,993	1,646
Deferred taxes, net	109	103
Other noncurrent liabilities	627	703

Total liabilities	10,665	11,736
Minority interest	58	6
Redeemable equity securities	13	143
Stockholders’ deficit
Series D convertible junior preference stock	4	4
Common stock ($0.10 par value per share, 110.0 shares authorized, 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,106	1,966
Accumulated deficit	(2,158)	(2,392)
Accumulated other comprehensive loss	(1,157)	(943)
Common stock held in treasury, at cost (4.8 and 4.1 shares, at the respective dates)	(154)	(137)

Total stockholders’ deficit	(1,352)	(1,495)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$9,384	$10,390

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended July 31,
	2009	2008
(in millions)
Cash flows from operating activities
Net income	$234	$477
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	213	241
Depreciation of equipment held for or under lease	42	44
Deferred taxes	6	(8)
Amortization of debt issuance costs	12	15
Stock-based compensation	13	2
Provision for doubtful accounts	38	52
Impairment of goodwill and intangibles	10	—
Equity in income of non-consolidated affiliates	(56)	(63)
Dividends from non-consolidated affiliates	59	54
(Gain) loss on sales of affiliates	3	(4)
Extraordinary gain on acquisition of subsidiary	(23)	—
Gain on increased equity interest in subsidiary	(23)	—
Losses on sale of property and equipment	7	—
Losses on sale and impairment of repossessed vehicle inventory	19	12
Losses on sale of finance receivables	35	11
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	310	(155)

Net cash provided by operating activities	899	678

Cash flows from investing activities
Purchases of marketable securities	(354)	(43)
Sales or maturities of marketable securities	356	31
Net change in restricted cash and cash equivalents	49	(268)
Capital expenditures	(120)	(145)
Purchase of equipment leased to others	(28)	(29)
Proceeds from sales of property and equipment	5	20
Investments and advances to non-consolidated affiliates	(16)	(12)
Proceeds from sales of affiliates	3	20
Business acquisitions, net of escrow receipt	(42)	—

Net cash used in investing activities	(147)	(426)

Cash flows from financing activities
Proceeds from issuance of securitized debt	328	1,057
Principal payments on securitized debt	(965)	(1,448)
Proceeds from issuance of non-securitized debt	360	127
Principal payments on non-securitized debt	(450)	(15)
Net decrease in notes and debt outstanding under revolving credit facilities	(93)	(19)
Principal payments under financing arrangements and capital lease obligations	(33)	(60)
Debt issuance costs	(4)	(11)
Stock repurchases	(29)	—
Proceeds from exercise of stock options	8	26

Net cash used in financing activities	(878)	(343)

Effect of exchange rate changes on cash and cash equivalents	6	(8)

Decrease in cash and cash equivalents	(120)	(99)
Increase in cash and cash equivalents upon consolidation of Blue Diamond Parts and Blue Diamond Truck	80	—
Cash and cash equivalents at beginning of period	861	777

Cash and cash equivalents at end of the period	$821	$678

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) excluding income tax expense. Our results for interim periods are not necessarily indicative of results for a full year. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
Three Months Ended July 31, 2009
External sales and revenues, net	$1,503	$487	$443	$73	$—	$2,506
Intersegment sales and revenues	2	146	48	19	(215)	—

Total sales and revenues, net	$1,505	$633	$491	$92	$(215)	$2,506

Depreciation and amortization	$45	$30	$2	$7	$4	$88
Interest expense	—	—	—	33	23	56
Equity in income of non-consolidated affiliates	19	5	1	—	—	25
Income (loss) before income tax, minority interest and extraordinary gain	$(51)	$52	$93	$20	$(112)	$2
Minority interest in net income of subsidiaries, net of tax	—	(7)	—	—	—	(7)
Extraordinary gain, net of tax	23	—	—	—	—	23

Segment profit (loss)	$(28)	$45	$93	$20	$(112)	$18

Capital expenditures(B)	$22	$9	$4	$1	$7	$43

Three Months Ended July 31, 2008
External sales and revenues, net	$2,918	$580	$378	$75	$—	$3,951
Intersegment sales and revenues	1	228	66	20	(315)	—

Total sales and revenues, net	$2,919	$808	$444	$95	$(315)	$3,951

Depreciation and amortization	$46	$40	$2	$6	$5	$99
Interest expense	—	—	—	57	31	88
Equity in income (loss) of non-consolidated affiliates	(3)	20	1	—	—	18
Segment profit (loss)	417	5	51	(1)	(131)	341
Capital expenditures(B)	15	21	1	3	2	42

Nine Months Ended July 31, 2009
External sales and revenues, net	$5,337	$1,270	$1,462	$215	$—	$8,284
Intersegment sales and revenues	3	464	146	58	(671)	—

Total sales and revenues, net	$5,340	$1,734	$1,608	$273	$(671)	$8,284

Depreciation and amortization	$130	$89	$5	$19	$12	$255
Interest expense	—	—	—	135	71	206
Equity in income of non-consolidated affiliates	2	49	5	—	—	56
Income (loss) before income tax, minority interest and extraordinary gain	$119	$157	$312	$37	$(375)	$250
Minority interest in net income of subsidiaries, net of tax	—	(7)	—	—	—	(7)
Extraordinary gain, net of tax	23	—	—	—	—	23

Segment profit (loss)	$142	$150	$312	$37	$(375)	$266

Capital expenditures(B)	55	43	10	2	10	120

Nine Months Ended July 31, 2008
External sales and revenues, net	$7,518	$1,965	$1,106	$265	$—	$10,854
Intersegment sales and revenues	1	568	177	63	(809)	—

Total sales and revenues, net	$7,519	$2,533	$1,283	$328	$(809)	$10,854

Depreciation and amortization	$132	$116	$6	$16	$15	$285
Interest expense	—	—	—	243	114	357
Equity in income (loss) of non-consolidated affiliates	(6)	66	3	—	—	63
Segment profit (loss)	635	90	156	(7)	(378)	496
Capital expenditures(B)	70	60	3	6	6	145

As of July 31, 2009
Segment assets	$2,555	$1,448	$713	$4,082	$586	$9,384

As of October 31, 2008
Segment assets	2,796	1,374	711	4,879	630	10,390

A.	Total sales and revenues in the Financial Services segment include interest revenues of $77 million and $240 million for the three months and nine months ended July 31, 2009, respectively, and $91 million and $303 million for the same periods in 2008.
B.	Exclusive of purchase of equipment leased to others.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	FY 2009					3Q08	3Q09			FY08 Q3 YTD	FY09 Q3 YTD
	Non GAAP Goal		Estimated	Goal		As Reported	Non GAAP		As Reported	As Reported	Non GAAP		As Reported
	Without Ford Settlement		Ford Settlement Impacts	With Ford Settlement			Without Ford Settlement	Ford Settlement Impacts	With Ford Settlement		Without Ford Settlement	Ford Settlement Impacts	With Ford Settlement
U.S. and Canada industry	165K	185K		165K		185K
	($Billions)			($Billions)		($Billions)	($Billions)		($Billions)	($Billions)	($Billions)		($Billions)
Sales and revenues, net	$11.0	$11.5	NA	$11.0	$11.5	$4.0	$2.5	NA	$2.5	$10.9	$8.3	NA	$8.3

	($Millions)		($Millions)	($Millions)		($Millions)	($Millions)	($Millions)	($Millions)	($Millions)	($Millions)	($Millions)	($Millions)
Manufacturing segment profit*
(excludes asset impairment, Ford settlement, & related charges)	$710	$735	NA	$710	$735	$483	$92	NA	$92	$891	$428	NA	$428
Asset impairment, Ford settlement & related charges	NA		~$175	~$175		($10)	NA	$18	$18	($10)	NA	$176	$176

Manufacturing segment profit*	$710	$735	$175	$885	$910	$473	$92	$18	$110	$881	$428	$176	$604
Below the line items	~($485)		$0	~($485)		($132)	($92)	$0	($92)	($385)	($338)	$0	($338)

Income (Loss) excluding income tax	$225	$250	$175	$400	$425	$341	$0	$18	$18	$496	$90	$176	$266
Income tax benefit (expense)	~($43)		~($3)	~($46)		($10)	($30)	$0	($30)	($19)	($29)	($3)	($32)

Net income (loss)	$182	$207	$172	$354	$379	$331	($30)	$18	($12)	$477	$61	$173	$234

Diluted earnings (loss) per share ($s)	$2.55	$2.85	$2.40	$4.95	$5.25	$4.47	($0.42)	$0.26	($0.16)	$6.52	$0.85	$2.42	$3.27
Weighted average shares outstanding: diluted	~72M		~72M	~72M		74.0M	70.8M	70.8M	70.8M	73.3M	71.7M	71.7M	71.7M
Memo – professional fees included in below the line items	($40)	($30)		($40)	($30)	($27)	($6)		($6)	($129)	($27)		($27)

*	Includes minority interest in net income of subsidiaries of ($7)M, net of tax; extraordinary gain of $23M, net of tax.